Exhibit 99.2

Exascale Labs Holdings Inc. Announces Closing of Business

Combination with D. Boral ARC Acquisition I Corp. and

Commencement of Trading on Nasdaq under Ticker Symbol “XLAB”

●	Exascale to begin trading tomorrow, August 28, 2026, on Nasdaq under the symbol “XLAB”

●	Next-generation AI infrastructure provider with scalable platform and approximately $300 million qualified customer pipeline to accelerate commercial deployment

SAN FRANCISCO, Aug. 27, 2026 — Exascale Labs Inc., a provider of next-generation AI compute infrastructure, today announced the closing of its previously announced business combination with D. Boral ARC Acquisition I Corp. (Nasdaq: BCAR), a special purpose acquisition company (“BCAR”), following shareholder approval at the Extraordinary General Meeting of Shareholders of BCAR held on Wednesday, July 29, 2026.

The combined company has changed its name to Exascale Labs Holdings Inc. and its Class A common stock and warrants will begin trading on Nasdaq under the new symbols “XLAB” and “XLABW,” respectively, on August 28, 2026. Each existing BCAR unit will separate into its components consisting of one share of Class A common stock under the new symbol “XLAB” and one-half of one warrant under the new symbol “XLABW” and, as a result, the BCAR units will no longer trade as a separate security.

Exascale provides dedicated, scalable GPU compute and AI-ready data center solutions to a diversified customer base spanning enterprise AI developers, academic institutions, and AI-native platforms. AI infrastructure demand is increasingly constrained by the availability of deployable compute, power, cooling, and data center capacity. Exascale’s asset-light platform is designed to address these constraints by providing access to high-performance GPU capacity, GPU cluster management, and related infrastructure solutions for large-scale AI workloads, including training, fine-tuning, and inference.

“Completing this business combination and listing on Nasdaq opens a new chapter for Exascale,” said Hoansoo Lee, Chief Executive Officer of Exascale. “We are entering the public markets at a time when demand for AI compute is being shaped not only by GPU availability, but also by the ability to deploy reliable infrastructure at scale. As a public company, we remain focused on executing against our qualified customer pipeline, expanding our platform, and delivering high-performance AI compute infrastructure for enterprise, research, and AI-native customers.”

“Exascale combines a capital-efficient operating model with exposure to one of the most important infrastructure markets in technology,” said John Darwin, Chief Financial Officer of BCAR. “Exascale’s qualified customer pipeline, technical platform, and experienced management team give it a strong foundation as it enters the public markets. Thank you to Hoansoo and the Exascale team, our legal advisors, banking partners, and other strategic partners for their hard work throughout this process. We are proud to complete this transaction and to support Exascale as it begins its next chapter as a Nasdaq-listed company.”

About Exascale

Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU-as-a-Service, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AI data center operators.

In addition, Exascale has developed certain modular data center, high-density cooling, HVDC power and energy storage solutions designed to address deployment bottlenecks in AI infrastructure. Exascale’s platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. For more information about Exascale, please visit: https://www.exascalelabs.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions. These statements include statements regarding the expected trading of the combined company’s securities on Nasdaq, the anticipated use of proceeds from the business combination, Exascale’s ability to execute against its qualified customer pipeline, expected demand for AI compute infrastructure, Exascale’s market positioning, business strategy, partnerships, growth, and future operating performance.

These statements are based on current expectations and assumptions, and involve risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements, including, among others, Exascale’s ability to realize the expected benefits of the business combination, successfully operate as a public company, access capital on acceptable terms, convert pipeline opportunities into revenue, manage supply constraints for GPUs and related infrastructure components, and execute its commercial strategy. In addition, Exascale’s customer pipeline consists of prospective customer opportunities and is not indicative of contracted revenue, bookings or backlog, and there can be no assurance that Exascale will convert any particular pipeline opportunity into a customer relationship or revenue, or that any such opportunity will be converted on the anticipated timing, terms or economics.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement and the final proxy statement/prospectus of BCAR, each dated as of July 6, 2026 and as further supplemented, and other documents that have been filed by BCAR with the SEC and other documents to be filed by Exascale from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results contained in or implied by these forward-looking statements. There may be additional risks that Exascale does not presently know or cannot currently anticipate or that Exascale currently believes are immaterial that could also cause actual results to differ materially from those contained in or implied by the forward-looking statements.

In addition, forward-looking statements reflect Exascale’s expectations, plans or forecasts of future events and views as of the date of this press release. Exascale anticipates that subsequent events and developments will cause Exascale’s and assessments to change. However, while Exascale may elect to update these forward-looking statements at some point in the future, Exascale specifically disclaims any obligation to do so, except as required by applicable law. Readers are cautioned not to place undue reliance upon any forward-looking statements.

Investor Contact

Nick Hresko-Staab
KCSA Strategic Communications
Exascale@KCSA.com

Media Contact

Hannah Erger
KCSA Strategic Communications
Exascale@KCSA.com

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